  Exhibit 99.1

Support.com to Explore Capital Allocation Alternatives

SUNNYVALE, California—November 8, 2019—Support.com, Inc. (NASDAQ: SPRT) today announced that its Board of Directors has initiated a review of capital allocation alternatives to maximize shareholder value, including a potential return of capital to shareholders through a special distribution.

No assurances can be given regarding outcome and timing of the review process. The Company does not intend to provide announcements or updates unless or until it determines that further disclosure is appropriate or necessary.

The Board has engaged Pillsbury Winthrop Shaw Pittman LLP as legal advisor to assist in the review.

About Support.com

Support.com, Inc. (SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include but are not limited to statements regarding the Board’s review of capital allocation alternatives and any outcome of such a review. These forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual and Quarterly Reports on Forms 10-K and Form 10-Q. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

CONTACT:
Investor Contact
Investor Relations, Support.com
+1 (650) 556-8574
IR@support.com